Independent Accountant's Report
                         -------------------------------


Choice Credit Card Master Trust I
c/o Norwest Bank Minnesota, N.A., as Trustee

Citibank (South Dakota), N.A., as servicer

We have examined the accompanying assertion made by management on Citibank (South Dakota), N.A.'s ("CBSD") compliance, as servicer, with the servicing requirements in Article III, Sections 3.01, 3.02, 3.04, 3.05, 3.06, and 3.09,
Article IV and Section 8.08 of the Pooling and Servicing Agreement for the Choice Credit Card Master Trust I dated as of December 15, 1992, including the supplements for each series issued from the Trust, among CBSD, as servicer, CBSD as successor to Citibank (Maryland), National Association, as seller, and Norwest Bank Minnesota, N.A., as Trustee, (the "Agreement") for the year ended December 31, 1997. Management is responsible for CBSD's compliance with the aforementioned sections of the Agreement. Our responsibility is to express an opinion on management's assertion about CBSD's compliance based upon our examination.

Our examination was made in accordance with standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about CBSD's compliance with the aforementioned sections of the Agreement and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on CBSD's compliance with those sections.

In our opinion, management's assertion that CBSD was materially in compliance with the aforementioned sections of the Agreement for the year ended December 31, 1997 is fairly stated in all material respects.


/s/ KPMG Peat Marwick LLP

March 20, 1998

              Management Report on Citibank (South Dakota), N.A.'s
            Compliance, as Servicer, with the Servicing Requirements
                     of the Pooling and Servicing Agreement
        -----------------------------------------------------------------


Management of Citibank (South Dakota), N.A. ("CBSD"), as servicer, is responsible for compliance with the servicing requirements in Article III, Sections 3.01, 3.02, 3.04, 3.05, 3.06, and 3.09, Article IV, and Section 8.08 of
the Pooling and Servicing Agreement for the Choice Credit Card Master Trust I (the "Trust") dated as of December 15, 1992, including the supplements for each series issued from the Trust, among CBSD, as servicer, CBSD as successor to Citibank (Maryland), National Association, as seller, and Norwest Bank Minnesota N.A., as Trustee (the "Agreement").

Management has performed an evaluation of CBSD's compliance with the aforementioned sections of the Agreement for the year ended December 31, 1997. Based upon this evaluation, management believes that, for the year ended December 31, 1997, CBSD, as servicer, was materially in compliance with the aforementioned sections of the Agreement.


/s/ Thomas W. Jones
-------------------
Thomas W. Jones
President and CEO

March 20, 1998

                         Independent Accountant's Report
                         -------------------------------


Choice Credit Card Master Trust I
c/o Norwest Bank Minnesota N.A., as Trustee

Citibank (South Dakota), N.A., as servicer

We have examined the accompanying assertion made by management on Citibank (South Dakota), N.A.'s ("CBSD") compliance, as servicer, with Article III,
Section 3.04 (b) of the Pooling and Servicing Agreement for the Choice Credit Card Master Trust I dated as of December 15, 1992 among CBSD, as servicer, CBSD as successor to Citibank (Maryland), National Association, as seller, and Norwest Bank Minnesota N.A., as Trustee (the "Agreement") for the year ended December 31, 1997. Management is responsible for CBSD's compliance with Article III, Section 3.04 (b) of the Agreement. Our responsibility is to express an opinion on management's assertion about CBSD's compliance based upon our examination.

Our examination was made in accordance with standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about CBSD's compliance with the aforementioned provision of the Agreement and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on CBSD's compliance with that provision.

In our opinion, management's assertion that CBSD was materially in compliance with Article III, Section 3.04 (b) of the Agreement for the year ended December 31, 1997 is fairly stated in all material respects.


/s/ KPMG Peat Marwick LLP

March 20, 1998

              Management Report on Citibank (South Dakota), N.A.'s
                   Compliance, as Servicer, with Article III,
            Section 3.04 (b) of the Pooling and Servicing Agreement
      --------------------------------------------------------------------


Management  of  Citibank  (South  Dakota),   N.A.  ("CBSD"),   as  servicer,  is
responsible for the preparation of the Monthly Servicer Certificates in compliance with Article III, Section 3.04 (b) of the Pooling and Servicing Agreement for the Choice Credit Card Master Trust I dated as of December 15, 1992 among CBSD, as servicer, CBSD as successor to Citibank (Maryland), National Association, as seller, and Norwest Bank Minnesota N.A., as Trustee (the "Agreement").

Management  has performed an evaluation of CBSD's  compliance  with Article III,
Section 3.04 (b) of the Agreement for the year ended December 31, 1997. Based upon this evaluation, management believes that, for the year ended December 31, 1997, CBSD, as servicer, was materially in compliance with Article III, Section
3.04 (b) of the Agreement.


/s/ Thomas W. Jones
-------------------
Thomas W. Jones
President and CEO

March 20, 1998